Portillo’s Inc. Announces First Quarter 2023 Financial Results

Chicago, IL— May 4, 2023—Portillo’s Inc. (“Portillo’s” or the “Company”) (NASDAQ: PTLO), the fast-casual restaurant concept known for its menu of Chicago-style favorites, today reported financial results for the first quarter ended March 26, 2023.

Michael Osanloo, President and Chief Executive Officer of Portillo’s, said, “As we celebrate our 60th anniversary, Portillo’s is thriving. We’re up in total sales, up in same restaurant sales, up in transactions, and we’ve improved our margins. Although we’re very happy with our recent performance, it’s important to remain focused on laying a solid foundation that delivers long-term value for our Team Members, our guests, and our investors. We take care of our Team Members; who in turn serve our guests. That enables us to deliver a strong economic profile that generates value for our investors throughout the economic cycle.”

Financial Highlights for the First Quarter 2023 vs. First Quarter 2022:

•Total revenue increased 16.0% or $21.6 million to $156.1 million;
•Same restaurant sales increased 9.1%;
•Operating income increased $1.7 million to $8.5 million;
•Net income decreased $1.8 million to a net loss of $1.3 million;
•Restaurant-Level Adjusted EBITDA* increased $6.8 million to $34.8 million; and
•Adjusted EBITDA* increased $2.0 million to $19.6 million.

*Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP measures. Please see definitions and the reconciliations of these non-GAAP measures in the accompanying financial information below.

Secondary Offering

In the first quarter of 2023, the Company completed a secondary offering of 8,000,000 shares of the Company's Class A common stock at an offering price of $21.05 per share ("Q1 Secondary Offering"). Subsequent to the fiscal quarter end, on April 5, 2023, the underwriter exercised its overallotment option in part, to purchase an additional 620,493 shares of the Company's Class A common stock. All of the net proceeds from this offering were used to purchase LLC Units or shares of Class A common stock, as applicable, of the selling stockholders in a “synthetic secondary” transaction, at a price per LLC Unit or share of Class A common stock. Accordingly, the Company did not receive any proceeds from this offering.

Recent Developments and Trends

We continue to see revenue growth due to our new restaurant openings, as well as same-restaurant sales growth. Total revenue grew 16.0% for the quarter ended March 26, 2023. Same-restaurant sales grew 9.1% during the quarter ended March 26, 2023.

During and subsequent to the quarter ended March 26, 2023, we opened the remaining four restaurants that were planned for 2022, completing our seven restaurants in the "Class of 2022". Our six new restaurants opened in 2022 and 2023, positively impacted revenues by approximately $10.6 million in the quarter ended March 26, 2023. We plan to open nine more new restaurants in 2023 ("Class of 2023").

In the quarter ended March 26, 2023, we continued to experience commodity inflation, but to a lesser extent than in 2022. Commodity inflation was 8.9% for the quarter ended March 26, 2023 compared to 15.7% for the quarter ended March 27, 2022. We expect our overall commodity inflation to ease over the course of 2023 and are currently estimating commodity inflation in the mid-single digits for the full fiscal year. Labor expenses, as a percentage of revenue, declined during the quarter ended March 26, 2023, primarily due to increases in our average check and transactions and operational efficiencies. This decrease was partially offset by the effect of additional wage increases, primarily from wage investments to support our team members made in July 2022. We do anticipate making additional wage investments in 2023. During mid-January 2023 and at the beginning of May 2023, we increased certain menu prices to reflect a net approximate 2.0% and

3.0% price increase respectively, to continue to combat inflationary cost pressures and progress towards our goal to improve Restaurant-Level Adjusted EBITDA margins for fiscal 2023.

Operating income margin and Restaurant-Level Adjusted EBITDA Margin sequentially improved compared to the quarter ended December 25, 2022 and to the prior year quarter ended March 27, 2022. We believe this was the result of our continued efforts to elevate guest experiences, deploy strategic pricing actions and implement operational efficiencies.

Also, as previously reported, during the quarter ended March 26, 2023, we repaid our outstanding credit facility and entered into a new term loan and revolver facility in an initial aggregate principal term loan amount of $300.0 million and revolving credit commitments in an initial aggregate principal amount of $100.0 million.

We also recently celebrated our 60th anniversary on April 5, 2023. Since our founding at the “The Dog House,” we have grown to become a treasured brand with a passionate nationwide following. We will continue to create decades worth of memories for new fans as we expand across the nation. Even after 60 years, we have so much opportunity to develop and grow our team members, enhance the Portillo’s experience for our guests, and to create enduring value for our investors.

Review of First Quarter 2023 Financial Results

Revenues for the quarter ended March 26, 2023 were $156.1 million compared to $134.5 million for the quarter ended March 27, 2022, an increase of $21.6 million or 16.0%. The increase in revenues was primarily attributed to an increase in our same-restaurant sales and the opening of three restaurants in 2022 and three restaurants during the quarter ended March 26, 2023. Same-restaurant sales increased 9.1% during the first quarter ended March 26, 2023, which was attributable to an increase in average check of 7.0% and a 2.1% increase in transactions. The higher average check was driven by an approximate 9.2% increase in certain menu prices partially offset by product mix. New restaurants positively impacted revenues by approximately $10.6 million in the quarter ended March 26, 2023. For the purpose of calculating same-restaurant sales for March 26, 2023, sales for 63 restaurants were included in the Comparable Restaurant Base (as defined in "Selected Operating Data" below).

Total restaurant operating expenses for the first quarter ended March 26, 2023 were $121.2 million compared to $106.5 million for the first quarter ended March 27, 2022, an increase of $14.7 million or 13.8%. The increase in restaurant operating expenses was driven by the opening of three restaurants in 2022 and three restaurants during the quarter ended March 26, 2023. Additionally, cost of goods sold, excluding depreciation and amortization was negatively impacted by an 8.9% increase in commodity prices. Labor expense increases were also driven by incremental investments to support our team members, including rate increases primarily made in July 2022. These labor increases were partially offset by an increase in our average check and transactions and operational efficiencies. Operating expenses increased due to an increase in repair and maintenance expenses, credit card fees, operating supplies and insurance.

General and administrative expenses for the quarter ended March 26, 2023 were $18.8 million compared to $15.7 million for the quarter ended March 27, 2022, an increase of $3.1 million or 19.7%. This increase was primarily driven by an increase in salaries and wages attributable to annual rate increases and the filling of open positions, variable-based compensation and an increase in professional and software licensing fees.

Operating income for the first quarter ended March 26, 2023 was $8.5 million compared to $6.8 million for the first quarter ended March 27, 2022, an increase of $1.7 million or 24.6% due to the aforementioned increase in expenses, higher pre-opening expenses, partially offset by the aforementioned increase in revenues.

Net loss for the first quarter ended March 26, 2023 was $1.3 million compared to net income of $0.6 million for the first quarter ended March 27, 2022, a decrease of $1.8 million or 331.5%. The decrease in net (loss) income was primarily due to loss on debt extinguishment of $3.5 million and an increase in interest expense of $1.3 million, partially offset by a decrease in income tax expense of $0.7 million. The $1.3 million increase in interest expense was primarily driven by the year over year rising rate environment partially offset by the improved lending terms associated with our new term loan and revolver facility. The loss on debt extinguishment was due to the write-off of debt discount and deferred issuance costs of associated with the payoff of our prior term loan as previously disclosed and described above.

Restaurant-Level Adjusted EBITDA* for the first quarter ended March 26, 2023 was $34.8 million compared to $28.0 million for the first quarter ended March 27, 2022, an increase of $6.8 million or 24.4%.

Adjusted EBITDA* for the first quarter ended March 26, 2023 was $19.6 million compared to $17.6 million for the first quarter ended March 27, 2022, an increase of $2.0 million or 11.4%.

*A reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA and the nearest GAAP financial measure is included under “Non-GAAP Financial Measures” in the accompanying financial information below.

Development Highlights

We opened three new restaurants during the quarter ended March 26, 2023. Subsequent to March 26, 2023, we opened one additional restaurant, bringing our total restaurant count to 76, including a restaurant owned by C&O of which Portillo’s owns 50% of the equity.

Below are the restaurants opened since the beginning of fiscal 2023:

Location	Opening Date
Kissimmee, Florida	December 2022
The Colony, Texas	January 2023
Tucson, Arizona	February 2023
Gilbert, Arizona	March 2023

The following definitions apply to these terms as used in this release:

Same-Restaurant Sales - The change in same-restaurant sales is the percentage change in year-over-year revenue (excluding gift card breakage) for the Comparable Restaurant Base, excluding a restaurant that is owned by C&O. The Comparable Restaurant Base is defined as the number of restaurants open for at least 24 full fiscal periods. As of March 26, 2023 and March 27, 2022, there were 63 and 61 restaurants in our Comparable Restaurant Base, respectively.

A change in same-restaurant sales growth is the result of a change in restaurant transactions, average guest check, or a combination of the two. We gather daily sales data and regularly analyze the guest transaction counts and the mix of menu items sold to strategically evaluate menu pricing and demand. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure provides a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of restaurant openings and enables investors to better understand and evaluate the Company’s historical and prospective operating performance.

Average Unit Volume (“AUV”) - AUV is the total revenue (excluding gift card breakage) recognized in the Comparable Restaurant Base, including a restaurant that is owned by C&O, divided by the number of restaurants in the Comparable Restaurant Base, including C&O, by period.

This key performance indicator allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base.

Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues. See also “Non-GAAP Financial Measures.”

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin - Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue. See also “Non-GAAP Financial Measures.”

For more information about the Company’s Non-GAAP measures, how they are calculated and reconciled and why management believes that they are useful, see “Non-GAAP Financial Measures” below.

Earnings Conference Call

The Company will host a conference call to discuss its financial results for the first quarter ended March 26, 2023 on Thursday, May 4, 2023, at 10:00 AM ET. The conference call can be accessed live over the phone by dialing 1-877-407-3982 (toll-free) or 1-201-493-6780 (international). A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-412-317-6671; the passcode is 13735738. The webcast will be available at www.portillos.com under the investors section and will be archived on the site shortly after the call has concluded.

About Portillo’s

In 1963, Dick Portillo invested $1,100 into a small trailer to open the first Portillo’s hot dog stand in Villa Park, IL, which he called “The Dog House.” Years later, Portillo’s (NASDAQ: PTLO) has grown to more than 70 restaurants across 10 states. Portillo’s is best known for its Chicago-style hot dogs, Italian beef sandwiches, char-grilled burgers, fresh salads and famous chocolate cake.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business, and are based on currently available operating, financial and competitive information which are subject to various risks and uncertainties, so you should not place undue reliance on forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "commit," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements, so you should not unduly rely on these statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•the potential future impact of COVID-19 (including any variant) on our results of operations, supply chain or liquidity;
•risks related to or arising from our organizational structure;
•risks of food-borne illness and food safety and other health concerns about our food;
•the impact of unionization activities of our restaurant workers on our operations and profitability;
•the impact of recent bank failures on the marketplace, including the ability to access credit;
•risks associated with our reliance on certain information technology systems and potential failures or interruptions;
•privacy and cyber security risks related to our digital ordering and payment platforms for our delivery business;
•the impact of competition, including from our competitors in the restaurant industry or our own restaurants;
•the increasingly competitive labor market and our ability to attract and retain the best talent and qualified employees;
•the impact of federal, state or local government regulations relating to privacy, data protection, advertising and consumer protection, building and zoning requirements, costs or ability to open new restaurants, or sale of food and alcoholic beverage control regulations;
•our ability to achieve our growth strategy, such as the availability of suitable new restaurant sites in existing and new markets and opening of new restaurants at the anticipated rate and on the anticipated timeline;
•increases in food and other operating costs, tariffs and import taxes, and supply shortages; and
•other risks identified in our filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K, filed with the SEC. All of the Company’s SEC filings are available on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Barbara Noverini, CFA
investors@portillos.com

Media Contact:
ICR, Inc.
portillosPR@icrinc.com

PORTILLO’S INC
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Quarter Ended
	March 26, 2023		March 27, 2022
REVENUES, NET	$156,061	100.0%	$134,482	100.0%

COST AND EXPENSES:
Restaurant operating expenses:
Cost of goods sold, excluding depreciation and amortization	53,626	34.4%	46,266	34.4%
Labor	40,459	25.9%	37,313	27.7%
Occupancy	8,451	5.4%	7,755	5.8%
Other operating expenses	18,704	12.0%	15,165	11.3%
Total restaurant operating expenses	121,240	77.7%	106,499	79.2%

General and administrative expenses	18,778	12.0%	15,687	11.7%
Pre-opening expenses	2,344	1.5%	556	0.4%
Depreciation and amortization	5,670	3.6%	5,205	3.9%
Net income attributable to equity method investment	(207)	(0.1)%	(123)	(0.1)%
Other income, net	(257)	(0.2)%	(156)	(0.1)%
OPERATING INCOME	8,493	5.4%	6,814	5.1%
Interest expense	7,444	4.8%	6,099	4.5%
Tax Receivable Agreement Liability adjustment	(584)	(0.4)%	—	—%
Loss on debt extinguishment	3,465	2.2%	—	—%
(LOSS) INCOME BEFORE INCOME TAXES	(1,832)	(1.2)%	715	0.5%
Income tax (benefit) expense	(559)	(0.4)%	165	0.1%
NET (LOSS) INCOME	(1,273)	(0.8)%	550	0.4%
Net (loss) income attributable to non-controlling interests	(759)	(0.5)%	356	0.3%
NET (LOSS) INCOME ATTRIBUTABLE TO PORTILLO'S INC.	$(514)	(0.3)%	$194	0.1%

Net (loss) income per attributable to Portillo’s Inc.:
Basic	$(0.01)		$0.01
Diluted	$(0.01)		$0.00

Weighted-average common shares outstanding:
Basic	49,599,074		35,807,171
Diluted	49,599,074		39,944,086

PORTILLO’S INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share data)

	March 26, 2023	December 25, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents and restricted cash	$14,611	$44,427
Accounts receivable	10,129	8,590
Inventory	5,259	7,387
Prepaid expenses	5,879	4,922
Total current assets	35,878	65,326
Property and equipment, net	237,216	227,036
Operating lease assets	173,414	166,808
Goodwill	394,298	394,298
Trade names	223,925	223,925
Other intangible assets, net	31,078	31,800
Equity method investment	16,238	16,274
Deferred tax assets	185,943	150,497
Other assets	3,713	4,119
Total other assets	855,195	820,913
TOTAL ASSETS	$1,301,703	$1,280,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,130	$30,273
Current portion of long-term debt	7,500	4,155
Current portion of Tax Receivable Agreement liability	6,309	813
Short-term debt	10,000	—
Current deferred revenue	5,120	7,292
Short-term operating lease liability	5,088	4,849
Accrued expenses	27,592	29,915
Total current liabilities	83,739	77,297
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	288,979	314,425
Tax Receivable Agreement liability	292,490	252,003
Long-term operating lease liability	210,682	200,166
Other long-term liabilities	2,827	3,291
Total long-term liabilities	794,978	769,885
Total liabilities	878,717	847,182

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.01 par value per share, 380,000,000 shares authorized, and 54,467,951 and 48,420,723 shares issued and outstanding at March 26, 2023 and December 25, 2022, respectively.	545	484
Class B common stock, $0.00001 par value per share, 50,000,000 shares authorized, and 17,943,562 and 23,837,162 shares issued and outstanding at March 26, 2023 and December 25, 2022, respectively.	—	—
Additional paid-in-capital	294,984	260,664
Accumulated deficit	(5,326)	(4,812)
Total stockholders' equity attributable to Portillo's Inc.	290,203	256,336
Non-controlling interest	132,783	176,565
Total stockholders' equity	422,986	432,901
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,301,703	$1,280,083

PORTILLO’S INC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Quarter Ended
	March 26, 2023	March 27, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,273)	$550
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,670	5,205
Amortization of debt issuance costs and discount	431	621
Loss on sales of assets	118	22
Equity-based compensation	3,537	3,785
Deferred rent and tenant allowance	—	1,253
Deferred income tax (benefit) expense	(559)	165
Tax Receivable Agreement liability adjustment	(584)	—
Amortization of deferred lease incentives	—	(105)
Gift card breakage	(329)	(293)
Loss on debt extinguishment	3,465	—
Changes in operating assets and liabilities:
Accounts receivables	499	1,816
Receivables from related parties	(101)	(8)
Inventory	2,128	931
Other current assets	(957)	(319)
Operating lease assets	2,081	—
Accounts payable	(3,160)	(3,708)
Accrued expenses and other liabilities	(4,513)	(9,745)
Operating lease liabilities	(798)	—
Deferred lease incentives	850	600
Other assets and liabilities	(19)	30
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,486	800
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20,216)	(6,279)
Proceeds from the sale of property and equipment	26	—
NET CASH USED IN INVESTING ACTIVITIES	(20,190)	(6,279)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, net	10,000	—
Proceeds from long-term debt	300,000	—
Payments of long-term debt	(322,428)	(831)
Proceeds from equity offering, net of underwriting discounts	166,400	—
Repurchase of outstanding equity / Portillo's OpCo units	(166,400)	—
Proceeds from stock option exercises	590	—
Employee withholding taxes related to net settled equity awards	(19)	—
Proceeds from Employee Stock Purchase Plan purchases	127	—
Payments of Tax Receivable Agreement liability	(813)	—
Payment of deferred financing costs	(3,569)	—
Payment of initial public offering issuance costs	—	(771)
NET CASH USED IN FINANCING ACTIVITIES	(16,112)	(1,602)
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(29,816)	(7,081)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	44,427	39,263
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$14,611	$32,182

PORTILLO’S INC
SELECTED OPERATING DATA AND NON-GAAP FINANCIAL MEASURES

	Quarter Ended
	March 26, 2023	March 27, 2022
Total Restaurants (a)	75	70
AUV (in millions) (a)	$8.7	$8.3
Change in same-restaurant sales (b)	9.1%	8.2%
Adjusted EBITDA (in thousands) (b)	$19,634	$17,630
Adjusted EBITDA Margin (b)	12.6%	13.1%
Restaurant-Level Adjusted EBITDA (in thousands) (b)	$34,821	$27,983
Restaurant-Level Adjusted EBITDA Margin (b)	22.3%	20.8%

(a) Includes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity. AUVs for the quarters ended March 26, 2023 and March 27, 2022 represent AUVs for the twelve months ended March 26, 2023 and March 27, 2022, respectively. Total restaurants indicated are as of a point in time.
(b) Excludes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity.

PORTILLO’S INC.
NON-GAAP FINANCIAL MEASURES

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin, and Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin. Accordingly, these measures are not required by, nor presented in accordance with GAAP, but rather are supplemental measures of operating performance of our restaurants. You should be aware that these measures are not indicative of overall results for the Company and that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. These measures are supplemental measures of operating performance and our calculations thereof may not be comparable to similar measures reported by other companies. These measures are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate, but also have important limitations as analytical tools and should not be considered in isolation as substitutes for analysis of our results as reported under GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues.

We use Adjusted EBITDA and Adjusted EBITDA Margin (i) to evaluate our operating results and the effectiveness of our business strategies, (ii) internally as benchmarks to compare our performance to that of our competitors and (iii) as factors in evaluating management’s performance when determining incentive compensation.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they eliminate the impact of expenses that do not relate to our core operating performance.

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin

Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue.

We believe that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate.

See below for a reconciliation of net (loss) income, the most directly comparable GAAP measure, to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands):

	Quarter Ended
	March 26, 2023	March 27, 2022
Net (loss) income	$(1,273)	$550
Depreciation and amortization	5,670	5,205
Interest expense	7,444	6,099
Loss on debt extinguishment	3,465	—
Income tax (benefit) expense	(559)	165
EBITDA	14,747	12,019
Deferred rent (1)	1,225	1,081
Equity-based compensation	3,537	3,785
Other loss (2)	117	31
Transaction-related fees & expenses (3)	592	714
Tax Receivable Agreement Liability adjustment (4)	(584)	—
Adjusted EBITDA	$19,634	$17,630
Adjusted EBITDA Margin (5)	12.6%	13.1%
(1) Represents the difference between cash rent payments and the recognition of straight-line rent expense recognized over the lease term.
(2) Represents loss on disposal of property and equipment.
(3) Represents the exclusion of certain expenses that management believes are not indicative of ongoing operations, consisting primarily of certain professional fees.
(4) Represents remeasurement of the Tax Receivable Agreement liability.
(5) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net.

See below for a reconciliation of operating income, the most directly comparable GAAP measure, to Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin (in thousands):

	Quarter Ended
	March 26, 2023	March 27, 2022
Operating income	$8,493	$6,814
Plus:
General and administrative expenses	18,778	15,687
Pre-opening expenses	2,344	556
Depreciation and amortization	5,670	5,205
Net income attributable to equity method investment	(207)	(123)
Other income, net	(257)	(156)
Restaurant-Level Adjusted EBITDA	$34,821	$27,983
Restaurant-Level Adjusted EBITDA Margin (1)	22.3%	20.8%
(1) Restaurant-Level Adjusted EBITDA Margin is defined as Restaurant-Level Adjusted EBITDA divided by Revenues, net